                                                        Exhibit (10) N.

                          KODAK STOCK OPTION PLAN


Article                                               Page

1.   Purpose and Term of Plan                          1

2.   Definitions                                       1

3.   Eligibility                                       8

4.   Plan Administration                               8

5.   Awards                                           10

6.   Shares Subject to Plan                           10

7.   Stock Options                                    11

8.   SARs                                             13

9.   Termination of Employment for Awards Granted
      Prior to March 13, 2000                         16

9A.  Termination of Employment for Awards Granted
      On or After March 13, 2000                      18

10.   Non-U.S. Employees                              20

11.   Change In Ownership                             22

12.   Change In Control                               23

13.   Miscellaneous                                   25

14.   Stock Option Recognition Program                28




                        2002, Eastman Kodak Company
              Amended and Restated effective August 26, 2002

                          KODAK STOCK OPTION PLAN

Exhibits                                             Page

A.  Australian Addendum                               31

B.  Hong Kong Addendum                                34

C.  1998 French Subplan                               35

D.  Austria Addendum                                  40

E.  Egypt Addendum                                    41

F.  Russia Addendum                                   42

G.  China Addendum                                    43

H.  Italy Addendum                                    44

I.  India Addendum                                    45

J.  Australian Addendum for March 13, 2000 Grant      46

K.  Italy Addendum                                    49

L.  Rules of the Eastman Kodak Company Kodak Stock
    Option Plan for French Employees For Grants
    On or After August 26, 2002                       50

M.  Australian Addendum for Grants on or After
    August 26, 2002                                   55

N.  EASTMAN KODAK COMPANY,KODAK STOCK OPTION PLAN
    (as amended on January 25, 2002) UNITED KINGDOM
    SUB-PLAN(GLOBAL AWARDS)                           60

ARTICLE 1  --  PURPOSE AND TERM OF PLAN

1.1  Purpose

The purposes of the Kodak Stock Option Plan are (i) to promote the interests of the Company and Kodak's shareholders by retaining quality Employees, (ii) to give substantially all Employees a stake in the Company's growth and success by focusing them on the performance of Kodak stock and thereby linking them worldwide, and (iii) to create a culture of ownership and excellence among all Employees worldwide.

1.2  Term

The Plan shall become effective on March 13, 1998. Awards shall not be granted pursuant to the Plan after March 12, 2003.


ARTICLE 2  --  DEFINITIONS

In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa. This Plan should be construed in a manner consistent with the intent of Kodak to establish a nonqualified stock option plan subject to fixed accounting treatment.

2.1  Affiliate

"Affiliate" means any entity in which Kodak owns, directly or through one or more intermediaries, more than 50% of the equity interest.

2.2  Award

"Award" means a grant of an Option or SAR made in accordance with the terms, conditions, restrictions and limitations of the Plan and those that the Committee may establish by the Award Notice or otherwise.

2.3  Award Notice

"Award Notice" means a notice, certificate, agreement or other document setting out the terms, conditions, restrictions and limitations of the Award (in addition to those provided under this Plan) as determined by the Committee in its discretion.

2.4  Board

"Board" means the Board of Directors of Kodak.

2.5  Cause

"Cause" shall mean:

     i. a Participant's continued failure, for a period of at least 15 calendar days following a warning, to perform the Participant's duties in a manner deemed satisfactory by the Participant's supervisor, business unit president or functional equivalent, in the exercise of their sole discretion; or

     ii. the Participant's failure to follow a lawful written directive of Kodak's Chief Executive Officer, the
          Participant's supervisor or any other person to whom the Participant has a reporting relationship in any capacity; or

     iii. the Participant's willful violation of any material rule, regulation, or policy that may be established from time to time for the conduct of the business of the Participant's employer; or

     iv. the Participant's unlawful possession, use or sale of narcotics or other controlled substances, or, performing job duties while illegally used controlled substances are present in the Participant's system; or

     v. any act of omission or commission by the Participant in the scope of his or her employment (a) which results in the assessment of a civil or criminal penalty against the Participant or the Company, or (b) which in the reasonable judgment of the Participant's supervisor could result in a material violation of any foreign or U.S. federal, state or local law or regulation having the force of law; or

     vi. the Participant's conviction of or plea of guilty or no contest to any crime involving moral turpitude; or

     vii. any misrepresentation of a material fact to, or concealment of a material fact from, the Participant's supervisor or any other person in the Company to whom the Participant has a reporting relationship in any capacity; or

     viii.the Participant's breach of the Eastman Kodak Company Employees'
          Agreement or the Kodak Business Conduct Guide, or the equivalent thereof that is established by the Participant's employer.

A Participant's voluntary termination of employment in anticipation of termination for Cause shall be considered a termination of the Participant for Cause. A Participant who is eligible for Retirement at the time he or she is terminated for Cause will be considered to have terminated his or her employment for Cause.

2.6  Change In Control

"Change in Control" means the occurrence of any one of the following events:

     (a) individuals who, on December 9, 1999, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to December 9, 1999, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Kodak in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Kodak as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Act) ("Election Contest") or any other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed to be an Incumbent Director;

     (b) any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of Kodak representing 25% or more of the combined voting power of Kodak's then outstanding securities eligible to vote for the election of the Board (the "Kodak Voting Securities"); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (1)by Kodak or any subsidiary, (2) by any employee benefit plan (or related trust) sponsored or maintained by Kodak or any subsidiary, or (3) by any underwriter temporarily holding securities pursuant to an offering of such securities;

     (c) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving
          Kodak or any of its subsidiaries that requires the approval of Kodak's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or sale or other disposition of all or substantially all of Kodak's assets to an entity that is not an affiliate of Kodak (a "Sale"), unless immediately following such Reorganization or Sale: (1) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or Sale (the "Surviving Company"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Company (the "Parent Company"), is represented by Kodak Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Kodak Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Kodak Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (3) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a "Non-Qualifying Transaction"); or

     (d) the shareholders of Kodak approve a plan of complete liquidation or dissolution of Kodak.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of Kodak Voting Securities as a result of the acquisition of Kodak Voting Securities by Kodak which reduces the number of Kodak Voting Securities outstanding; provided that if after such acquisition by Kodak such person becomes the beneficial owner of additional Kodak Voting Securities that increases the percentage of outstanding Kodak Voting Securities beneficially owned by such person, a Change in Control shall then occur.

2.7  Change In Control Price

"Change In Control Price" means the highest closing price per share paid for the purchase of Common Stock on the New York Stock Exchange during the ninety (90) day period ending on the date the Change In Control occurs.

2.8  Change In Ownership

"Change In Ownership" means a Change In Control that results directly or indirectly in Kodak's Common Stock ceasing to be actively traded on the New York Stock Exchange.

2.9  CEO

"CEO" means the Chief Executive Officer of Kodak.

2.10  Code

"Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

2.11  Committee

"Committee" means the Executive Compensation and Development Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

2.12  Common Stock

"Common Stock" means common stock, $2.50 par value per share, of Kodak.

2.13  Company

"Company" means Kodak and its Affiliates.

2.14  Disability

"Disability" means a disability under the terms of the long-term disability plan maintained by the Participant's employer, or in the absence of such a plan, the Kodak Long-Term Disability Plan.

2.15  Employee

"Employee" means any regular full or part-time employee of Kodak or any Affiliate; provided, however, (i) any employee of Kodak or any Affiliate in wage grade 48 or above or the equivalent thereof is not an "Employee"; (ii) individuals classified by Kodak as conditional employees, on-call employees, contract employees, limited service employees, provisional employees, periodic employees, leased employees, or special program employees, such as summer workers, interns, co-ops and visiting scientists are not "Employees"; (iii) individuals treated by an Affiliate as the equivalent of any of the following Kodak classifications are not "Employees": conditional employees, on-call employees, contract employees, limited service employees, provisional employees, periodic employees, leased employees, or special program employees, such as summer workers, interns, co-ops and visiting scientists; (iv) individuals who are not otherwise described in Sections 2.15(ii) or (iii) but who are independent contractors or intermittent or temporary workers or employees of Kodak or an Affiliate are not "Employees"; (v) the Committee may determine that certain employees or all employees of a particular Affiliate are not "Employees"; and (vi) certain individuals employed by the Peoples Republic of China or Vietnam who are providing services to the Company and who would, but for the laws of such country, otherwise be classified by the Company as an Employee are "Employees."

2.16  Exchange Act

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.17  Fair Market Value

"Fair Market Value" on any date, shall mean the average of the high and low at which the Common Stock trades on the New York Stock Exchange on such day, or if such day is not a Trading Day, on the immediately preceding Trading Day.

2.18  Grant Date

"Grant Date" means the one or more date(s) selected by the Committee upon which an Award is granted to a Participant pursuant to this Plan. The Grant Date may vary among Participants as determined by the Committee.

2.19  In-The-Money

"In-The-Money" means the amount as of a particular date by which the Fair Market Value of the Common Stock on such date exceeds an Award's option price or exercise price, as the case may be, time the number of shares of Common Stock underlying the Award.

2.20  Kodak

"Kodak" means Eastman Kodak Company.

2.21  Layoff

"Layoff" means, in the case of an Employee employed by Kodak, a layoff as defined in Section 4.01 of the Termination Allowance Plan ("TAP") which qualifies the Employee for termination allowance benefits under TAP. In the case of an Employee employed by an Affiliate, the Employee's involuntary termination of employment will qualify as a Layoff if: (1) the Employee's termination results from a slack work situation caused by completion of, or changes to, production schedules, consolidation of work functions, or downsizing; and (2) the Employee satisfies such other requirements or conditions that may be established by the Committee at any time and from time to time in order for the termination of employment of an Employee of an Affiliate to qualify as a Layoff.

2.22  Option

"Option" means an option to purchase shares of the Common Stock as described in Article 7 of the Plan.

2.23  Participant

"Participant" means an Employee to whom an Award has been granted by the Committee under the Plan, and for whom such Award remains outstanding, unforfeited and unexercised under the Plan.

2.24  Permitted Reason

"Permitted Reason" means a termination of employment by a Participant which the CEO, in his or her sole and absolute discretion, determines to be for a Permitted Reason.

2.25  Plan

"Plan" means the Kodak Stock Option Plan, as set forth in the document, and as it may be amended from time to time.

2.26  Retirement

"Retirement" means in the case of a Participant employed by Kodak, attainment of age 55 with 10 or more years of service, age 65, or an age and years of service combination of at least 75 on or prior to December 31, 1995. In the case of Participant employed by an Affiliate, "Retirement" means early or normal retirement under the terms of the Affiliate's retirement plan or in the absence thereof, termination at age 60 or later. A Participant must, however, voluntarily terminate his or her employment in order for his or her termination of employment to be for "Retirement." Notwithstanding, a Participant whose termination of employment qualifies as a Retirement, except that his or her termination of employment is due to a Layoff, will solely for purposes of Section 9A.3 be treated as terminating employment for Retirement.

2.27  SARs

"SARs" mean an Award granted under Article 8 in the form of stock appreciation rights. SARs entitle the Participant to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the exercise price to the market value of the Common Stock on the date of exercise.

2.28  Trading Day

"Trading Day" means a day on which the Common Stock is available for purchase on the New York Stock Exchange.


ARTICLE 3  --  ELIGIBILITY

3.1  In General

Subject to the terms of the Plan, any Employee is eligible to receive an Award under the Plan; provided, however, the Employee is employed by the Company on the Grant Date of such Award or such other date specified by the Committee.

3.2  No Right to an Award

No Employee shall have at any time the right (i) to be selected as a Participant; (ii) to be entitled to an Award; and (iii) having been selected for an Award, to receive any additional Awards.


ARTICLE 4  --  PLAN ADMINISTRATION

4.1  Responsibility

The Committee shall administer the Plan. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

4.2  Authority of the Committee

The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) select the Participants and determine the type of Awards to be made to Participants, the shares subject to Awards and the terms, conditions, restrictions and limitations of the Awards; (b) interpret and administer the Plan; (c) decide all questions concerning eligibility for and the amount of Awards payable under the Plan; (d) construe any ambiguous provision of the Plan; (e) correct any default; (f) supply any omission; (g) reconcile any inconsistency; (h) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (i) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (j) adopt subplans applicable to Participants in specified jurisdictions outside the United States; (k), to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations; (l) accelerate the vesting, exercise, or payment of an Award when such action or actions would be in the best interest of the Company; (m) determine the terms and provisions of any agreements entered into hereunder; (n) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; (o) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations; and (p) establish one or more subplans pursuant to Article 14.

4.3  Discretionary Authority

The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. It is the intent of the Plan that the decisions of the Committee, including making factual determinations, and its actions with respect to the Plan be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

4.4  Action by the Committee

The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee.

4.5  Delegation of Authority

The Committee may delegate some or all of its responsibilities and powers under the Plan to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Committee may revoke any such delegation at any time.

ARTICLE 5  -- AWARDS

5.1  In General

Awards may, at the Committee's sole discretion, be granted in the form of Options pursuant to Article 7 or SARs pursuant to Article 8. The Committee shall determine, as of the Grant Date (or Dates, if more than one grant is made), the Award to be granted to each Participant. The Committee may make such determination based on such factors as the Committee deems appropriate in its discretion.

The Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan and such additional or modified terms, conditions, restrictions and limitations as the Committee may determine, which terms, conditions, restrictions and limitations shall be set forth in the Award Notice. Awards need not contain similar or uniform terms as among Participants.

5.2  Award Notices

An Award Notice issued by the Committee shall evidence each Award.


ARTICLE 6  --  SHARES SUBJECT TO PLAN

6.1  Available Shares

The maximum number of shares of Common Stock, $2.50 par value per share, of Kodak that is available for grant of Awards under the Plan during its term is 16,600,000. (Such amount shall be subject to adjustment as provided in Section 6.2). The shares of Common Stock issued under the Plan may come from authorized and unissued shares, treasury shares, or shares purchased in the open market. Shares of Common Stock subject to an Award that expires unexercised, that is forfeited, terminated or canceled, in whole or in part, shall thereafter again be available for grant under the Plan, except as otherwise provided by the Committee.

6.2  Adjustment to Shares

If the number of outstanding shares of Common Stock shall, at any time, be increased or decreased or changed or converted into cash or other property as a result of (a) any subdivision or consolidation of shares, stock dividend, stock split, recapitalization, reclassification or similar capital adjustment or (b) any combination, exchange of shares or similar event arising from Kodak's participation in any corporate merger, consolidation, or similar transaction in which Kodak is the surviving entity and is not substantially or completely liquidated, the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) any other adjustment the Committee determines to be equitable.

ARTICLE 7  --  STOCK OPTIONS

7.1  In General

The Committee may grant awards under the Plan to Employees in the form of Options. These Options shall be non-qualified stock options (i.e., stock options which are not incentive stock options).

7.2  Option Price

The option price per share of the Common Stock subject to an Option shall be the Fair Market Value per share of Common Stock on the Option's Grant Date.

7.3  Option Term

An Option shall expire on the tenth anniversary of its Grant Date, unless sooner forfeited in accordance with the terms and conditions of the Plan or the Award Notice.

7.4  Vesting

Subject to Section 9.4(b) below, an Option shall become vested on the second anniversary of its Grant Date. Prior to vesting, an Option may not be exercised.

7.5  Exercise

The Committee shall establish procedures governing the exercise of Options, which may include procedures restricting the frequency of exercise or requiring exercise of the entire Award. In general, subject to such specific provisions, and except as otherwise provided in the Award Notice, the following provisions will apply upon the exercise of an Option:

     (a) Notice of Exercise. The Participant shall submit an Option exercise request to the broker or recordkeeper designated by the Committee specifying the Option and number of shares being exercised. The Committee may prescribe electronic, voice or other means of submission of such request.

     (b) Completion of Necessary Forms. As a condition precedent to exercising an Option, the Participant shall be required to complete and execute such forms as may be designated by the Committee.

     (c) Manner of Exercise. A Participant can exercise his or her Options by any of the following methods:

          (I) Payment of Option Price in Cash. A Participant may exercise his or her Options via a regular Option exercise whereby the Participant on or prior to the time of exercise delivers the full option price in cash to the broker or recordkeeper designated by the Committee.

          (II) Payment of Option Price in Common Stock. A Participant may exercise his or her Options via a regular Option exercise whereby the Participant on or prior to the time of exercise delivers the full option price in shares of Common Stock to the broker or recordkeeper designated by the Committee. Any share of Common Stock delivered in payment of the option price shall be valued based on the opening price of the Common Stock on the New York Stock Exchange on the date of exercise; provided, however, if the exercise date is not a Trading Day, then the opening price on the immediately preceding Trading Day shall be used. This form of exercise is only available for Participants within the United States.

          (III)Broker-Assisted Exercise. Options may be exercised by way of the Plan's broker-assisted stock option exercise program, if such a program is implemented by the Committee for use by the Plan's Participants. Should such a program be implemented, the Committee may, at any time and from time to time, implement guidelines governing the use of the program, expand or restrict eligibility for the program, amend the provision of the Plan relating to such program, or provide that Options may no longer be exercised by way of the program, for any reason or for no reason. If a Participant exercises an Option by way of such a program, the broker designated by the Committee will sell the applicable number of shares as soon as practical following receipt of such request. The broker will then remit the Option Price and the amount of any applicable withholding taxes to Kodak, and will remit any remaining proceeds to the Participant after withholding the broker's commission. Under the terms of such program, the amount of any taxes required to be withheld upon exercise of any options under the program shall be paid in cash directly to the Company.

7.6  Rights as a Shareholder

A Participant shall not have any of the rights of a shareholder with respect to the shares of Common Stock covered by an Option until the Participant becomes the record holder of such shares as determined by the records of Kodak's transfer agent.

7.7  Additional Terms and Conditions

Options shall not be repriced, i.e., there shall be no grant of a stock option(s) to a Participant in exchange for a Participant's agreement to cancel of a higher-priced stock option(s) that was previously granted to such Participant.

The Committee may, by way of the Award Notice, establish such other terms, conditions, restrictions and/or limitations, if any, of any Option Award, provided they are not inconsistent with the Plan.


ARTICLE 8  --  SARs

8.1  In General

The Committee may grant awards under the Plan to Employees in the form of SARs. These SARs shall be freestanding stock appreciation rights (i.e., stock appreciation rights which are not tandem SARs).

8.2  Exercise Price

The exercise price per share of the Common Stock subject to an SAR shall be the Fair Market Value per share of Common Stock on the SAR's Grant Date.

8.3  SAR Term

An SAR shall expire on the tenth anniversary of its Grant Date, unless sooner forfeited in accordance with the terms and conditions of the Plan or the Award Notice.

8.4  Vesting

Subject to Section 9.4(b) below, an SAR shall become vested on the second anniversary of its Grant Date. Prior to vesting, an SAR may not be exercised.

8.5  Exercise

The Committee shall establish procedures governing the exercise of SARs, which may include procedures restricting the frequency of exercise or requiring exercise of the entire Award. In general, subject to such specific provisions, and except as otherwise provided in the Award Notice, the following provisions will apply upon the exercise of an SAR:

     (a) Notice of Exercise. The Participant shall submit an SAR exercise request to the broker or recordkeeper designated by the Committee specifying the SAR and number of shares being exercised. The Committee may prescribe electronic, voice or other means of submission of such request.

     (b) Completion of Necessary Forms. As a condition precedent to exercising an SAR, the Participant shall be required to complete and execute such forms as may be designated by the Committee.

     (c) Payment of Freestanding SARs. Upon exercise, SARs may be settled in cash, Common Stock, or a combination of cash and Common Stock. Unless otherwise specified in its Award
          Notice, an SAR will be settled in cash only.

8.6  Additional Terms and Conditions

The Committee may, by way of the Award Notice, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR, provided they are not inconsistent with the Plan.

8.7  Stock Option Exchange Program

     (a) In General. As soon as reasonably possible following January 25, 2002, the Company will be permitted to implement the Stock Option Exchange Program. Under this program, Eligible Employees will be offered a one-time opportunity to elect to cancel all of their current stock options in exchange for the grant of new stock options, with such new options to be granted no less than six months and one day following the date the current options are cancelled, at a price equal to 100% of the fair market value of the Common Stock, as determined by the Committee, on such date of grant. The Exchange Ratio(s) for the program will be chosen by the Committee using as its basis the Black-Scholes stock option valuation model. All of the new stock options will have the same vesting terms as the surrendered options they replace. Each new option will have a term equal to the remaining term of the surrendered option it replaces. All of the other terms and conditions of the new options will be identical to the surrendered stock options they replace. The top six most senior executive officers of the Company will not be eligible to participate in the program. The program will be structured so that the Company avoids incurring financial accounting charges.

     (b) Administration. The Committee will have total and exclusive responsibility to control, operate, manage and administer the Stock Option Exchange Program in accordance with its terms and all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the program. Without limiting the generality of the preceding sentence, the Committee will have the exclusive right to: interpret the program, decide all questions concerning eligibility for and the amount of Awards payable under the program, construe any ambiguous provision of the program, correct any default, supply any omission, reconcile any inconsistency, and decide all questions arising in the administration, interpretation and application of the program. The Committee will have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the program, including, without limitation, its construction of the terms of the program and its determination of eligibility for the program. It is the intent of the program that the decisions of the Committee and its actions with respect to the program will be final and binding upon all persons having or claiming to have any right or interest in or under the program.

     (c) Foreign Jurisdictions. In order to facilitate participation in the Stock Option Exchange Program by those Eligible Employees who are employed by the Company outside the United States (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions ("special terms") to the program as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom, or to facilitate administration of the program. The special terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) execution by the Eligible Employee of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant will be void. The special terms may also provide that an Award will become exercisable or redeemable, as the case may be, if an Eligible Employee's employment with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the program as it may consider necessary or appropriate for purposes of implementing any special terms, without thereby affecting the terms of the program.

     (d) Stock Appreciation Rights. All SARs granted under the Plan will be eligible for the Stock Option Exchange Program on essentially the same terms and conditions as those that will apply to stock options granted under the Plan.

     (e) Definitions. Any defined term used in this section, which is not defined elsewhere in the Plan, will have that meaning given to it by the Committee in its sole and absolute discretion.


ARTICLE 9  --  Termination of Employment for Awards Granted Prior to
               March 13, 2000

9.1  In General

Except as otherwise provided in the Award Notice, the terms and conditions of this Article 9 will apply to all Awards granted prior to March 13, 2000.

9.2  Termination Prior to First Anniversary of Grant Date

     (a) In General. The provisions of this Section 9.2 shall apply insofar as a Participant's employment is terminated for any reason, whether voluntarily or involuntarily, prior to the first anniversary of the date of his or her Award's Grant Date. In such event, if the Participant's employment terminates for any reason other than a Permitted Reason, due to death or a Layoff, the Participant shall, effective upon the date of his or her termination of employment, forfeit the Award granted to him or her under the Plan.

     (b) Permitted Reason. In the event a Participant's employment terminates for a Permitted Reason, the Participant's Award shall, unless sooner forfeited in accordance with another provision of this Plan or the Award Notice, expire at its scheduled expiration date.

     (c) Death. If a Participant's employment terminates due to death, unless the provisions of Section 9.4 below apply, the Participant's Award shall be immediately forfeited upon the date of the Participant's death.

     (d) Layoff. In the event of a Participant's termination of employment due to a Layoff, unless the provisions of Section
          9.5 below apply, the Participant's Award shall be immediately forfeited upon the date of the Participant's termination of employment.

9.3  Termination On or After First Anniversary of Grant Date

     (a) In General. The provisions of this Section 9.3 shall apply insofar as a Participant's employment is terminated for any reason, whether voluntarily or involuntarily, on or after the first anniversary of the date of his or her Award's Grant Date. In such event, except as specifically set forth below in this Section 9.3, the Participant's Award shall expire at its scheduled expiration date, unless sooner forfeited in accordance with another provision of this Plan or the Award Notice.

     (b) Voluntary Termination. If a Participant voluntarily terminates his or her employment prior to the date the Participant's Award vests, the Participant shall forfeit his or her Award immediately upon the date of the Participant's termination of employment. A Participant who is eligible for Retirement on the date of his or her voluntary termination of employment will not, however, be considered to have voluntarily terminated his or her employment for purposes of this Section 9.3(b).

     (c) Cause. If a Participant's employment is terminated for Cause, the Participant shall forfeit his or her Award immediately upon the date of the Participant's termination of employment.

     (d) Death. If a Participant's employment terminates due to death, unless the provisions of Section 9.4 below apply, the Participant shall forfeit his or her Award immediately upon the date of the Participant's death.

9.4  Death

     (a) In General. If a Participant dies while holding an Award under the Plan and the Award on the date of the Participant's death is In-The-Money (based on the Fair Market Value of the Common Stock on the date of the Participant's death) by at least $50.00, then the provisions of this Section 9.4 will apply.

     (b) Vesting. If the Participant's death occurs prior to being fully vested in his or her Award, the unvested portion of the Award shall immediately vest on the date of the Participant's death.

     (c) Cash Out. The Participant's Award shall be cashed out effective on the date of the Participant's death. That is, the difference between the Fair Market Value of the Common Stock on the date of the Participant's death less the option price or exercise price, as the case may be, of the Participant's Award times the number of shares of Common Stock then remaining under the Award will be paid to the Participant's estate as soon as administratively practicable following the date of the Participant's death. Upon payment of such amount to the Participant's estate, the Participant's Award shall be canceled and neither the Participant's estate, nor the Participant's heirs or assigns, shall have any further interest in the Award.

9.5  Layoff

     (a) In General. If a Participant's employment terminates due to Layoff prior to the first anniversary of the Grant Date of his or her Award and the Participant's Award on the date of his or her termination of employment is In-The-Money (based on the Fair Market Value of the Common Stock on the date of the Participant's termination of employment) by at least $50.00, then the provisions of this Section 9.5 will apply.

     (b) Vesting. Effective as of the date of the Participant's termination of employment, the Participant's Award shall be 100% vested.

     (c) Cash Out. The Participant's Award shall be cashed out effective on the date of the Participant's termination of employment. That is, the difference between the Fair Market Value of the Common Stock on the date of the Participant's termination of employment less the option price or exercise price, as the case may be, of the Participant's Award times the number of shares of Common Stock then remaining under the Award will be paid to the Participant as soon as administratively practicable following the date of the Participant's termination of employment. Upon payment of such amount to the Participant, the Participant's Award shall be canceled and neither the Participant, nor the Participant's estate, heirs or assigns, shall have any further interest in the Award.


ARTICLE 9A  --  Termination of Employment for Awards Granted On or
After
                March 13, 2000

9A.1  In General

Except as otherwise provided in the Award Notice, the terms and conditions of this Article 9A will apply to all Awards granted on or after March 13, 2000.

9A.2  Termination Prior to Vesting

     (a) In General. The provisions of this Section 9A.2 will apply insofar as a Participant's employment is terminated for any reason, whether voluntarily or involuntarily, prior to the date the Participant's Award vests. In such event, if the Participant's employment terminates for any reason other than due to death, the Participant will, effective upon the date of his or her termination of employment, forfeit the Award granted to him or her under the Plan.

     (b) Death. If a Participant's employment terminates due to death, unless the provisions of Section 9A.4 below apply, the Participant's Award will be immediately forfeited upon the date of the Participant's death.

9A.3  Termination After Vesting

     (a) In General. The provisions of this Section 9A.3 will apply insofar as a Participant's employment is terminated for any reason, whether voluntarily or involuntarily, on or after the date the Participant's Award vests. In such event, except as specifically set forth below in this Section 9A.3, the Participant's Award will expire on the sixtieth (60th) day following the date of the Participant's termination of employment.

     (b) Retirement. In the event a Participant's employment terminates due to Retirement, the Participant's Award will, unless sooner forfeited in accordance with another provision of this Plan or the Award Notice, expire at its scheduled expiration date.

     (c) Disability. In the event a Participant's employment terminates due to Disability, the Participant's Award will, unless sooner forfeited in accordance with another provision of this Plan or the Award Notice, expire at its scheduled expiration date.

     (d) Cause. If a Participant's employment is terminated for Cause, the Participant will forfeit his or her Award immediately upon the date of the Participant's termination of employment.

     (e) Death. If a Participant's employment terminates due to death, unless the provisions of Section 9A.4 below apply, the Participant will forfeit his or her Award immediately upon the date of the Participant's death.

9A.4  Death

     (a) In General. If a Participant dies while holding an Award under the Plan and the Award on the date of the Participant's death is In-The-Money (based on the Fair Market Value of the Common Stock on the date of the Participant's death) by at least $50.00, then the provisions of this Section 9.4A will apply.

     (b) Cash Out. The Participant's Award will be cashed out effective on the date of the Participant's death. That is, the difference between the Fair Market Value of the Common Stock on the date of the Participant's death less the option price or exercise price, as the case may be, of the Participant's Award times the number of shares of Common Stock then remaining under the Award will be paid to the Participant's estate as soon as administratively practicable following the date of the Participant's death. Upon payment of such amount to the Participant's estate, the Participant's Award shall be canceled and neither the Participant's estate, nor the Participant's heirs or assigns, shall have any further interest in the Award.


ARTICLE 10  --  NON-U.S. EMPLOYEES

10.1  Applicability

This Article 10 shall apply to each Employee who is not based in the United States and to any other Employee determined by the Committee.

10.2  Schedule of Countries where Awards are Feasible

The Committee shall determine, in its sole discretion, whether it is feasible under local law, custom and practice to grant Awards under the Plan to Employees described in Section 10.1 on the Grant Date (or Dates, if more than one grant is made). The Committee shall approve a schedule specifying by country whether an Option or SAR is to be granted under this Section. The schedule may differentiate among classes of Employees (including international assignees) and locations within a country.

10.3  Terms of Option and SAR

If the Committee has determined on the schedule described in Section
10.2 that it is feasible to grant an Option or SAR at a particular location, each Employee at such location shall be granted an Option or SAR, as applicable, on the Grant Date. Each such Option shall be granted under and shall be subject to the terms in Article 7, except for such modifications or additional terms and conditions as the Committee deems appropriate under Section 10.4, and as set forth in the Award Notice. Each such SAR shall be subject to Article 8 and may contain such additional terms as set forth in the Award Certificate, except for such modifications or additional terms and conditions as the Committee deems appropriate under Section 10.4, and as set forth in the Award Notice.

10.4  Special Terms

In order to facilitate the making of any Award under this Article 10, the Committee may provide for such modifications and additional terms and conditions ("special terms") in Awards to Participants who are employed by the Company outside the United States (or who are foreign nationals temporarily within the United States) as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The special terms may provide that the grant of an Award is subject to (a) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (b) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The special terms may also provide that an Award shall become exercisable if an Employee's employment with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for purposes of implementing any special terms, without thereby affecting the terms of the Plan as in effect for any other purpose.

10.5  Currency Effects

Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

10.6  Modifications to Awards

The Committee shall have the right at any time and from time to time and without prior notice to modify outstanding Awards to comply with or satisfy local laws and regulations or to avoid costly governmental filings. By means of illustration but not limitation, the Committee may restrict the method of exercise of an Award to avoid securities laws or exchange control filings, laws or regulations.

10.7  No Acquired Rights

No Employee in any country shall have any right to receive an Award, except as expressly provided for under the Plan. All Awards made at any time are subject to the prior approval of the Committee.


ARTICLE 11  --  CHANGE IN OWNERSHIP

11.1  Background

Notwithstanding any provision contained in the Plan, the provisions of this Article 11 shall control over any contrary provision. Upon a Change In Ownership: (i) the terms of this Article 11 shall immediately become operative, without further action or consent by any person or entity; (ii) all terms, conditions, restrictions, and limitations in effect on any unexercised, unvested, unearned and/or unpaid Award, or any other outstanding Award, shall immediately lapse as of the date of such event; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any Awards on or after such date, and in no circumstance shall an Award be forfeited on or after such date; and (iv) all unexercised, unvested, unearned, and/or unpaid Awards or any other outstanding Awards shall immediately and automatically become one hundred percent (100%) vested.

11.2  Valuation of Awards

Upon a Change In Ownership, all outstanding Options and shall be valued and cashed out on the basis of the Change In Control Price.

11.3  Payment of Awards

Upon a Change In Ownership, any Participant, whether or not he or she is still employed by the Company, shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 90 days after the Change In Ownership, all of his or her Options and SARs.
That is, the difference between the Change In Control Price of the Common Stock less the option price or exercise price, as applicable, of the Participant's Award times the number of shares of Common Stock then remaining under such Award will be paid to the Participant in the form of a single lump-sum cash payment.

11.4  Miscellaneous

Upon a Change In Ownership, except as provided in the second paragraph of Section 13.7, no action, including, but not by way of limitation, the amendment, suspension, or termination of the Plan, shall be taken which would adversely affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of such action or as a result of such Change In Ownership.

11.5  Payments and Continuation of Awards

Unless otherwise determined by the Committee, upon a Change in Ownership pursuant to which (i) Common Stock is exchanged solely for common stock of the Surviving Company or the Parent Company (as defined in Section 2.6), as applicable, which is actively traded on the New York Stock Exchange and (ii) such Surviving Company or Parent Company, as applicable, assumes all outstanding Awards pursuant to the terms hereof, then: (A) the provisions of Sections 11.2 and 11.3 shall not apply to any Award, and (B) Section 12.3 shall not apply to the extent that it requires a cash payment with respect to any Award. For the purposes of this Section 11.5, an Award shall be considered assumed only if, for every share of Common Stock subject thereto immediately prior to the Change in Control, the Participant has the right, following the Change in Control, to acquire the consideration received in the Change in Control transaction by holders of shares of Common Stock and the Surviving Company or the Parent Company, as applicable, agree to honor, fulfill and discharge the Awards in accordance with the terms of this Plan.


ARTICLE 12  --  CHANGE IN CONTROL

12.1  Background

Notwithstanding any provision contained in the Plan, the provisions of this Article 12 shall control over any contrary provision. All Participants shall be eligible for the treatment afforded by this
Article 12 if their employment terminates within two years following a Change In Control, unless the termination is due to (i) death, (ii) Disability, (iii) Cause, (iv) resignation other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation (as defined in Kodak's Termination Allowance Plan), or that is not in the same geographic area (as defined in Kodak's Termination Allowance Plan), or (B) resignation within 30 days following a reduction in base pay, or (v) Retirement.

12.2  Vesting and Lapse of Restrictions

If a Participant is eligible for treatment under this Article 12, (i) all of the terms, conditions, restrictions, and limitations in effect on any of his or her unexercised, unvested, unearned, and/or unpaid Awards shall immediately lapse as of the date of his or her termination of employment; (ii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any of his or her Awards on or after such date, and in no event shall any of his or her Awards be forfeited on or after such date; and (iii) all of his or her unexercised, unvested, unearned and/or unpaid Awards shall automatically become one hundred percent (100%) vested immediately upon his or her termination of employment.

12.3  Valuation of Awards

If a Participant is eligible for treatment under this Article 12, his or her Awards shall be valued and cashed out in accordance with the provisions of Sections 11.2 and 11.3. The Participant shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 90 days after the date of his or her termination of employment, the amount due him or her under Section 11.3.

12.4  Miscellaneous

Upon a Change In Control, no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would adversely affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of the Change In Control or to which he or she may become entitled as a result of such Change In Control.

ARTICLE 13  --  MISCELLANEOUS

13.1  Noncompetition

Unless a Participant's Award Notice provides otherwise, a Participant shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, if, (i) in the opinion of the Committee, the Participant, without the prior written consent of an authorized corporate officer of Kodak, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, stockholder, employee, or otherwise, in any business or activity competitive with the business conducted by the Company; (ii) at any time discloses to any person or any entity any trade secrets, methods, processes or the proprietary or confidential information of the Company, except as such disclosure or use may be required in connection with the Participant's work as an employee of the Company; or (iii) the Participant performs any act or engages in any activity which in the opinion of Kodak's CEO, in the exercise of his or her sole and absolute discretion, is inimical to the best interests of the Company. For purposes of this Section 13.1, a Participant shall not be deemed a stockholder if the Participant's record and beneficial ownership amount to not more than 1% of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.

13.2  Nonassignability

No amount payable or other right under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, or any such right shall be void.

13.3  Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law (whether federal, state, local or foreign) to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to Kodak, shares of Common Stock having a value, as determined by the Committee, equal to the amount of such required withholding taxes.

13.4  Amendments to Awards

The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent.

13.5  Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, Kodak shall have no obligation to issue or deliver certificates of Common Stock evidencing any Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which Kodak shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body which Kodak shall, in its sole discretion, determine to be necessary or advisable, and unless Kodak shall be satisfied based on the advice of its counsel that such issuance or delivery will in compliance with all applicable laws, rules or regulations.

13.6  No Right to Continued Employment or Grants

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continue in the employ of Kodak or its Affiliates. Further, Kodak and its Affiliates expressly reserve the right at any time to dismiss a Participant without any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

13.7  Amendment/Termination

The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may at any time and from time to time, with or without prior notice, amend the Plan in any manner.

Notwithstanding anything herein to the contrary, if any provision of this Plan would, in the opinion of the Committee, cause any business combination approved by the Board to be ineligible for pooling-of-interests accounting treatment, the Committee may amend such provision in a manner to make such treatment available.

13.8  Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law.

13.9  No Right, Title, or Interest in Company Assets

No Participant shall have any rights as a shareholder as a result of participation in the Plan until the Participant becomes the record holder of shares of Common Stock as determined by the records of Kodak's transfer agent. To the extent any person acquires a right to receive payments from Kodak or an Affiliate under the Plan, such rights shall be no greater than the rights of an unsecured creditor of Kodak or the Affiliate and the Participant shall not have any rights in or against any specific assets of Kodak or the Affiliate. All of the Awards granted under the Plan shall be nfounded.

13.10  No Guarantee of Tax Consequences

No person connected with the Plan in any capacity, including, but not limited to, Kodak and its Affiliates and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state, local or foreign income, estate or gift tax treatment, will be applicable with respect to amounts paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

13.11  Other Benefits

All Awards and payments under the Plan shall constitute extraordinary items of compensation and shall not affect the level of benefits provided to or received by any Participant (or the Participant's estate or beneficiaries) as part of any employee benefit plan of Kodak or any an Affiliate. As such, neither the Award grants nor any payments arising under this Plan shall constitute part of an Employee's employment contract with Kodak or an Affiliate, and accordingly, this Plan may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of Kodak or an Affiliate for severance payments. The Plan shall not be construed to affect in any way a Participant's rights and obligations under any other plan maintained by Kodak or an Affiliate on behalf of employees. Furthermore, the granting of Awards under the terms of the Plan does not constitute an element of the Participant's regular or base compensation and shall not be considered in the determination of severance benefits paid as a result of a Participant's separation from service, or any other statutory benefit based on regular compensation to which the employee may be entitled.

13.12  Entire Plan

This document is a complete statement of the Plan. As of its effective date this document supersedes all prior plans, representations and proposals, written or oral, relating to its subject matter. The Company shall not be bound by or liable to any person for any representation, promise or inducement made by any Employee or agent of it which is not embodied in this document, in any authorized sub-plans, appendices or supplements to or amendments, restatements, or alternative versions of the Plan, or in the Award Notice.


ARTICLE 14  --  STOCK OPTION RECOGNITION PROGRAM

14.1  Purpose

The Committee may create one or more subplans to the Plan (hereinafter a "Subplan") pursuant to which the CEO of Eastman Kodak Company and the Director, Human Resources and Vice President, Eastman Kodak Company may from time to time grant awards to (1) motivate and retain an Employee; or (2) recognize and reward an Employee due to his or her outstanding individual achievement contributing to the success of the Company, as opposed to ongoing day to day performance. These one or more Subplans will be referred to as the "Stock Option Recognition Program."

14.2  Awards

Awards granted under a Subplan will be subject to the terms and conditions of this Article 14 and, to the extent not inconsistent with the terms of this Article, the remaining terms and conditions of the Plan and, to the extent not inconsistent with the terms and conditions of the Plan, the terms and conditions of the Subplan.

14.3  Stock Options

     (a) In General. The Committee may grant awards under a Subplan to Employees in the form of non-qualified stock options (i.e., stock options which are not incentive stock options). Any such stock option will be granted pursuant to the terms and conditions set forth in this Section 14.3.

     (b) Option Price. The option price per share of the Common Stock subject to a stock option will be the Fair Market Value per share of Common Stock on the stock option's Grant Date.

     (c) Option Term. A stock option will expire on the tenth anniversary of its Grant Date, unless sooner forfeited in accordance with the terms and conditions of the Plan or the Award Notice.

     (d) Vesting. A stock option will vest pursuant to the terms and conditions set forth in the Subplan under which the stock option is granted. Prior to vesting, a stock option may not be exercised.

     (e) Exercise. The Committee will establish procedures governing the exercise of stock options, which may include procedures restricting the frequency of exercise or requiring exercise of the entire award. In general, subject to such specific provisions, and except as otherwise provided in the Award Notice, the provisions set forth in Section 7.5 will apply upon the exercise of a stock option.

     (f) Termination of Employment. The terms and conditions that will apply to a Participant's stock option upon the Participant's termination of employment will be set forth in the Subplan under which the stock option is granted.

     (g) Rights as a Shareholder. A Participant will not have any of the rights of a shareholder with respect to the shares of Common Stock covered by a stock option until the Participant becomes the record holder of such shares as determined by the records of Kodak's transfer agent.

     (h) Additional Terms and Conditions. The Committee may, by way of the Subplan, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award of stock options, provided they are not inconsistent with the Plan.

14.4  SARs

     (a) In General. The Committee may grant awards under a Subplan to Employees in the form of SARs. Any such SAR will be granted pursuant to the terms and conditions set forth in this Section 14.4.

     (b) Exercise Price. The exercise price per share of the Common Stock subject to a SAR will be the Fair Market Value per share of Common Stock on the SAR's Grant Date.

     (c) Option Term. A SAR will expire on the tenth anniversary of its Grant Date, unless sooner forfeited in accordance with the terms and conditions of the Plan or the Award Notice.

     (d) Vesting. A SAR will vest pursuant to the terms and conditions set forth in the Subplan under which the SAR is granted. Prior to vesting, a SAR may not be exercised.

     (e) Exercise. The Committee will establish procedures governing the exercise of SARs, which may include procedures restricting the frequency of exercise or requiring exercise of the entire award. In general, subject to such specific provisions, and except as otherwise provided in the Award Notice, the provisions set forth in Section 8.5 will apply upon the exercise of a SAR.

     (f) Termination of Employment. The terms and conditions that will apply to a Participant's SAR upon the Participant's termination of employment will be set forth in the Subplan under which the SAR is granted.

     (g) Additional Terms and Conditions. The Committee may, by way of the Subplan, establish such other terms, conditions, restrictions and/or limitations, if any, of any SAR, provided they are not inconsistent with the Plan.

Exhibit A


Australian Addendum
Eastman Kodak Company
Kodak Stock Option Plan


Purpose

This Addendum (the "Australian Addendum") to Kodak Stock Option Plan is hereby adopted to set forth certain rules which, together with the provisions of the U.S. Plan which are not modified hereby, shall govern the operation of the Plan with respect to Australian-resident employees of the Company. The Plan is intended to comply with the provisions of the Corporations Law, ASC Policy Statement 49 and Class Order 94/1289 issued pursuant to that Policy Statement.

Definitions

Except as set forth below, capitalized terms used herein shall have the meaning ascribed to them in the U.S. Plan. In the event of any conflict between these provisions and the U.S. Plan, these provisions shall prevail.

For the purposes of this Australian Addendum:

"ASC" means the Australian Securities Commission;

"Australian Offerees" means all persons to whom an offer or invitation of shares of common stock in Kodak is made in Australia under the Plan;

"Company" means Kodak or its duly authorized subsidiary;

"Kodak" means Eastman Kodak Company;

"Plan" means collectively the U.S. Plan and the Australian Addendum;
and

"U.S. Plan" means the Kodak Stock Option Plan.

Form of Awards

Only shares of common stock and options to acquire shares of common stock shall be awarded to Australian-resident employees under the Plan.

Purchase Price

For the purposes of calculating the market price of shares of common stock in Australian dollars, the Australian/U.S. exchange rate which shall be used shall be the US dollar sell rate published by Australian and New Zealand Banking Corporation on the preceding business day.

Restriction on Capital Raising:  5% Limit

In the case of any offer or invitation of unissued shares of common stock (whether or not made contemporaneously with or as a consequence of an offer or grant of options), the number of shares of common stock that are the subject of the offer or invitation to Australian residents when aggregated with:

the number of shares of common stock in the same class which would be issued to Australian residents were each outstanding offer or invitation or option to acquire unissued shares of common stock, being an offer or invitation made or option acquired pursuant to an employee share scheme extended only to employees (including directors) of Kodak and its associated bodies corporate, to be accepted or exercised (as the case may be); and

the number of shares of common stock in the same class issued to Australian residents during the previous five years pursuant to the employee share scheme or any other employee share scheme extended only to employees (including directors) of Kodak and its associated bodies corporate;

     (disregarding any offer or invitation made, or option acquired or shares of common stock issued following the making of an offer or invitation, to a person situated at the time of receipt of the offer or invitation outside Australia or by way of excluded offer or invitation) must not exceed five percent of the total number of issued shares of common stock in that class of shares of Kodak stock as at the time of the offer or invitation.

Australian Offer Document

The offer document issued to Australian Offerees in relation to the Plan must contain or be accompanied by the following:

a summary or a copy of the Plan;

if a summary of the Plan, an undertaking that during the period in which shares may be issued the Company will, within a reasonable period of an eligible employee so requesting, provide the employee without charge with a copy of the Plan; and

an undertaking, and an explanation of the way in which, the Company will during any offering period, within a reasonable period of an eligible employee so requesting, make available to the employee the Australian dollar equivalent of the current market price of shares in the same class as the shares of common stock offered under the Plan. Lodgment of Offer Document with the ASC

      No later than seven days after offers are made to Australian Offerees, the offer document and copies of all accompanying documents provided to employees shall be provided to the ASC.

Exhibit B

HONG KONG


ADDENDUM TO THE KODAK STOCK OPTION PLAN


Notwithstanding any terms or conditions contained in Articles 9 or 9A to the contrary, the following rules will apply to all Non-U.S. Employees in Hong Kong:
     - No acceleration of vesting shall occur upon termination of employment (including, without limitation, death, disability or retirement), with respect to employees working in Hong Kong at the time of the grant or upon termination of employment; and

     - If a Participant is permitted to retain his or her Award following termination of employment, the Participant must exercise his Award within 30 days of the date of his or her termination of employment. Any Award which is not exercised by a Participant on the thirtieth (30th) day following the date of the Participant's termination of employment will be forfeited.

Exhibit C

1998 FRENCH SUB-PLAN


1.   Introduction

     The Executive Compensation and Development Committee of the Board of Directors (the "Committee") of Eastman Kodak Company ("the Company") has established the Kodak stock Option Plan ("the U.S. Plan") for the benefit of certain employees of the Company, its parent and subsidiary companies, including its French subsidiaries: Agence Arnoult Features SA, Colis Systems S.A., Colorvit S.A.R.L., Eastman Software SA, Kodak Industrie, Kodak Images Services S.A., Kodak S.A., Kodak-Pathe, Kodak-Pathe S.A., Laboratoires & Services Kodak S.A., SCL Fonciere-Paris-Province, SAS Villiot-Marne and The Image Bank France S.A. (collectively referred to as the "Subsidiaries"). The Company holds directly and indirectly the following percentages of capital:
     Agence Arnoult Features S.A.  99.76%
     Colorvit, S.A.R.L.  100%
     Colis Systems S.A.  100%
     Eastman Software SA  98.01%
     Kodak Industrie  98.01%
     Kodak Images Services S.A.  100%
     Kodak S.A.  99.00%
     Kodak-Pathe  98.01%
     Kodak-Pathe S.A.  99.00%
     Laboratoires & Services Kodak S.A.  100%
     SCL Fonciere-Paris-Province  99.97%
     SAS Villiot-Marne  100%
     The Image Bank France S.A.  99.01%

     Article 4.2 and 10.4 of the U.S. Plan specifically authorize the Committee to establish rules applicable to options granted under the U.S. Plan (including those in France) as the Committee deems advisable. The Committee therefore, intends to establish a sub-plan of the U.S. Plan for the purpose of granting options designed to qualify for the favorable treatment in France, applicable to options granted under Section L 208-1 up to L 208-8-2 of the Law n/66-537 of July 24, 1966, to employees who are resident in France for French tax purposes. The terms of the U.S. Plan, as adopted on March 13, 1998, and as modified by the following provisions shall constitute the 1998 French Sub-Plan ("the French Plan"). Under the French Plan, the eligible employees will be granted only stock options. In no case will they be granted substitute awards, e.g., stock bonuses, restricted stock appreciation rights or other similar awards.

2.   Definitions

     Terms used in the French Plan shall have the same meanings set forth in the U.S. Plan.

      In addition, the term "Option" shall have the following meaning:

     a)Purchase stock options, that are rights to acquire shares repurchased by the Company prior to the grant of said options, or

     b)Subscription stock options, that are rights to subscribe newly issued shares.

     The term "Grant Date" shall be the date on which the Committee both (a) designates the Optionee and
     (b) specifies the terms and conditions of the Option including the number of shares and Option price.

     The term "Vesting Date" shall mean the fifth anniversary of the Grant Date.

3.   Eligibility

     Any individual who is a salaried employee or corporate executive of one of the Subsidiaries shall be eligible to receive options under the French Plan provided that he or she also satisfies the eligibility conditions of Article 3 of the U.S. Plan. Options may not be issued under the French Plan to employees or corporate executives of one of the Subsidiaries owning more than ten percent (10%) of the Company's capital shares or to individuals other than employees and corporate executives of the Subsidiaries. Options may not be issued to managers of the Subsidiaries, other than the chairman of the Board ("President Directeur General"), the General Manager ("Directeur General") or the Directorate Member ("Membre du Directoire"), unless they are employed by one of the Subsidiaries.

4.   Conditions of the Option/Option Price

     Notwithstanding any provision in the U.S. Plan to the contrary, the conditions of the Options (option price, number of underlying shares and vesting period) will not be modified after the grant date, except as provided under Section 6 of the French Plan. In this respect, Options will not be repriced, re-granted, nor will the time at which Options may be exercised be accelerated.

      The option price per share of common stock payable pursuant to options issued hereunder shall be fixed by the Committee on the date the option is granted, but in no event shall the option price per share be less than the greater of:

     a) with respect to purchase options over the common stock, the higher of either 95% of the average quotation price of such common stock during the 20 days of quotation immediately preceding the grant date or 95% of the average purchase price paid for such common stock by the Company;

     b) with respect to subscription options over the common stock, 95% of the average quotation price of such common stock during the 20 days of quotation immediately preceding the grant date; and

     c)   the minimum option exercise price permitted under the U.S.
          Plan.

5.    Exercise of an Option

     a) Vesting Date
          The option shall become vested after the fifth anniversary of the Grant Date.

     b) Payment of Option Price
          Upon exercise of an option, the full option price will have to be paid either by check or credit transfer.

     c) Formalities
          The shares acquired upon exercise of an Option will be recorded in an account in the name of the shareholder with [the Company or a stockbroker]----------.

6. Adjustments to the Option price or to the Number of Underlying Shares In compliance with French law, the Option price shall not be modified during the Options duration.

     However, adjustments to the option price or number of shares subject to an option issued hereunder may be made by the Committee at its own discretion in the event of certain capitalization changes described under Article 6.2 of the U.S. Plan, provided that they result in the following transactions referred to under Section L 208-5 of the Law n/66-537 of July 24, 1996:

     a)   an increase of corporate capital by cash contribution;
     b)   an issuance of convertible or exchangeable bonds;
     c) a capitalization of retained earnings by payment in cash or shares; and
     d)   a reduction of corporate capital by offset against losses.

7.   Death

     In the event of the death of a French Optionee, said individual's heirs may exercise the option within six months following the death, but any Option which remains unexercised shall expire six months following the date of the Optionee's death.

8.   Administration

     The French Plan, including time of Granting Options, will be administered in accordance with Article 4 of the U.S. Plan.

9.   Interpretation

     It is intended that options granted under the French Plan shall qualify for the favorable treatment applicable to stock options granted under Sections L 208-1 up to L 208-8-2 of the Law n/66-537 of July 24, 1966, and in accordance with the relevant provisions set forth by French tax law and the French tax administration.
     The terms of the French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, as well as the French tax and social security regulations.

10.  Governing Law

     Except as required by French tax and social security laws and regulations, the U.S. Plan shall be governed and construed in accordance with the laws of the State of New York.

11.  Employment Rights

     The adoption of the French Plan shall not confer upon the optionees any employment rights. Besides the stock options granted under the French Plan is not part of their employment contract.

12.  Adoption

     The French Plan was adopted by a unanimous Written Consent, dated March 23, 1998, of the Committee duly appointed by the Board of Directors.

Exhibit D

AUSTRIA


ADDENDUM TO THE KODAK STOCK OPTION PLAN



The shares of Common Stock issued under the Plan to Non-U.S. Employees in Austria will be newly issued shares.

Exhibit E

EGYPT


ADDENDUM TO THE KODAK STOCK OPTION PLAN



The shares of Common Stock issued under the Plan to Non-U.S. Employees in Egypt will be newly issued shares.

Exhibit F

RUSSIA


ADDENDUM TO THE KODAK STOCK OPTION PLAN


Notwithstanding any terms or conditions contained in Articles 9 or 9A to the contrary, any Participant who is a Non-U.S. Employee in Russia must exercise all of his or her Awards on or prior to the date of his or her termination of employment. Any Award that is not exercised by a Participant on or prior to the date of the Participant's termination of employment will be forfeited.

Exhibit G

CHINA


ADDENDUM TO THE KODAK STOCK OPTION PLAN


Notwithstanding any terms or conditions contained in Articles 9 or 9A to the contrary, if a Participant who is a Non-U.S. Employee in China is permitted to retain his or her Awards following the Participant's termination of employment, the Participant must exercise all the Awards within 30 days of the date of Participant's termination of employment. Any Award which is not exercised by a Participant on the thirtieth
(30th) day following the date of the Participant's termination of employment will be forfeited.

Exhibit H

ITALY


ADDENDUM TO THE KODAK STOCK OPTION PLAN



With regard to all Awards granted to Non-U.S. Employees in Italy prior to March 13, 2000, the shares of Common Stock issued under the Plan will be newly issued shares.

Exhibit I

INDIA


ADDENDUM TO THE KODAK STOCK OPTION PLAN


Notwithstanding any terms or conditions contained in Articles 9 or 9A to the contrary, any Participant who is a Non-U.S. Employee in Russia must exercise all of his or her Awards on or prior to the date of his or her termination of employment. Any Award that is not exercised by a Participant on or prior to the date of the Participant's termination of employment will be forfeited.

Exhibit J
Australian Addendum for March 13, 2000 Grant to Kodak Stock Option Plan

Purpose

This Addendum (the "Australian Addendum") to Eastman Kodak Company's Stock Option Plan ("Plan") is hereby adopted to set forth certain rules which, together with the provisions of the U.S. Plan which are not modified hereby, shall govern the operation of the Plan with respect to Australian-resident employees of Kodak. The Plan is intended to comply with the provisions of the Corporations Law, ASIC Policy Statement 49 and Class Order 00/220 issued pursuant to that Policy Statement.

Definitions

Except as set forth below, capitalized terms used herein shall have the meaning ascribed to them in the U.S. Plan. In the event of any conflict between these provisions and the U.S. Plan, these provisions shall prevail.

For the purposes of this Australian Addendum:

"ASIC" means the Australian Securities and Investments Commission;

"Australian Subsidiary" means the subsidiaries listed on the attached schedule;

"Company" means Eastman Kodak Company;

"Kodak" means Eastman Kodak Company;

"Plan" means collectively the U.S. Plan and the Australian Addendum;
and

"U.S. Plan" means the Kodak Stock Option Plan.

Form of Awards

Only shares of Common Stock and Options to acquire shares of Common Stock shall be awarded to Australian-resident employees under the Plan.

Employees

The offer under the Plan must be extended only to offerees who at the time of the offer are full or part-time employees or directors of an Australian Subsidiary.

No contribution plan or trust

The offer under the Plan must not involve a contribution plan or any offer, issue or sale being made through a trust.

The offer

The offer must be in writing ("Offer Document") and must include a copy of the rules of the Plan.

Option price

The Offer Document must specify the Australian dollar equivalent of the Option Exercise Price were the Option Exercise Price formula applied at the date of the offer. For the purposes of calculating the market price of shares of Common Stock in Australian dollars, the Australian/U.S. exchange rate which shall be used shall be the US dollar sell rate published by the Australian and New Zealand Banking Corporation on the preceding business day.

Australian dollar equivalent

During the offer period the Company must, within a reasonable time of an offeree so requesting, provide an offeree with the Australian dollar equivalent of the market price of the Company's Common Stock at the time of the request and the Australian dollar equivalent of the Option Exercise Price at the time of the request.

Loan or financial assistance

If the Company offers an offeree any loan or other financial assistance for the purpose of acquiring shares to which the offer relates, the Offer Document must disclose the conditions, obligations and risks associated with such loan or financial assistance.

Restriction on Capital Raising:  5% limit

The number of shares available under the Plan in Australia, together with all shares under all other employee share plans during the previous 5 years in Australia (excluding shares issued which did not need disclosure to investors under section 708 of the Corporations Law or by way of an "excluded offer" (as defined in the Corporations Law before 13 March 2000)), does not exceed more than 5% of the total shares in the Company at the time of the offer.

Lodgment of Offer Document with the ASIC

No later than seven days after offers are made to Australian offerees, the offer document and copies of all accompanying documents provided to employees shall be provided to the ASIC.

Compliance with undertakings

The Company or an Australian Subsidiary must comply with any undertaking required to be made in the Offer Document, such as the undertaking to provide pricing information on request.

Schedule of Australian Subsidiaries


Kodak (Australasia) Pty. Ltd. ACN 004 057 621
Klikk Pty. Ltd. ACN 009 178 250
HPAL Limited ACN 087 783 060

Exhibit K

ITALY


ADDENDUM TO THE KODAK STOCK OPTION PLAN


The only form of exercise available to Non-U.S. Employees in Italy is cashless exercise for cash.

Exhibit L

Rules of the Eastman Kodak Company
Kodak Stock Option Plan
for French Employees For Grants
On or After August 26, 2002

1.  Introduction.

     (a) The Board of Directors of Eastman Kodak Company (the "Company") has established the Kodak Stock Option Plan (the "U.S. Plan") for the purpose of promoting the interests of the Company and its shareholders by retaining quality employees, giving substantially all employees a stake in the Company's growth and success by focusing them on the performance of Company's stock and thereby linking them worldwide, and creating a culture of ownership and excellence among all employees worldwide.

     (b)Section 4.2 of the U.S. Plan specifically authorizes the Executive Compensation and Development Committee of the Board of Directors (the "Committee") to adopt subplans applicable to participants in specified jurisdictions outside the United States. The Committee has determined that it is advisable to establish a sub-plan for the purposes of permitting such options to qualify for favorable local tax and social security treatment in France. The Committee, therefore, intends to establish a sub-plan of the U.S. Plan, for the purpose of granting options which qualify for the favorable treatment in France applicable to options granted under the Sections L 225-177 to L 225-186 of the French Commercial Code, as amended, to qualifying employees who are resident in France for French tax purposes. The terms of the U.S. Plan, as set forth in Exhibit A hereto, subject to the modifications in the following rules, constitute the Kodak Stock Option Plan for French Employees dated August 26, 2002 (the "French Plan"). Under the French Plan, the qualifying employees will be granted only stock options.

     (c)In the event of an inconsistency between the U.S. Plan and the French Plan, the provisions of the French Plan shall govern.

2. Definitions. Terms used in the French Plan shall have the same meanings as set forth in the U.S. Plan unless otherwise specified below. In addition,

     (a) the term "Option" shall have the following meaning:

          (i) purchase stock options (rights to acquire shares of common stock of the Company repurchased by the Company prior to the vesting of the options); and

          (ii) subscription stock options (rights to subscribe newly issued shares of common stock of the Company);

     (b) the term "Grant Date" shall be the date on which the Committee both:

           (i) designates the Optionee; and

           (ii) specifies the terms and conditions of the Option including the number of shares and the method for determining the option price;

     (c) the term "Optionee" is defined as a person granted Options pursuant to the French Plan;

     (d) the term "Closed Period" shall mean the specific periods as set forth by Section L 225-177 of the French Commercial Code, as amended, during which French qualifying options cannot be granted;

     (e) the term "Effective Grant Date" shall mean the date on which the Option is effectively granted (i.e., the date on which the condition precedent of the expiration of a Closed Period applicable to the Option, if any, is satisfied). Such condition precedent shall be satisfied when the Board, Committee or other authorized corporate body shall determine that the granting of Options is no longer prevented under a Closed Period. If the Grant Date does not occur within a Closed Period, the "Effective Grant Date" shall be the same day as the "Grant Date;" and

     (f) the term "Disability" is defined in accordance with categories 2 and 3 under Section L 341-4 of the French Social Security Code.

3.  Entitlement to Participate.

     (a) Any individual who is a salaried employee or a corporate executive of a French subsidiary or affiliate of the Company
("Subsidiary") shall be eligible to receive Options under the French Plan provided that he or she also satisfies the eligibility conditions of Section 3 of the U.S. Plan.

     (b) Options may not be issued under the French Plan to employees owning more than ten percent (10%) of the Company's capital shares or to individuals not employed by a Subsidiary.

     (c) Options may not be issued to directors of a Subsidiary, other than the managing directors (President du Conseil d'Administration, Directeur General, Directeur General Delegue, Membre du Directoire, Gerant de Societes par actions) unless the director has an employment contract with the Subsidiary, as defined by French law.

4.  Conditions of the Option/Option Price.

     (a) Notwithstanding any provision in the U.S. Plan to the contrary, the terms and conditions of the Options (option price, number of underlying shares and vesting period) will not be modified after the Effective Grant Date, except as provided under Sections 5(c), 5(f), 6, 7 and 8 of the French Plan, or as otherwise in keeping with French law. In this respect, Options will not be repriced, re-granted nor will the time at which Options may be exercised be accelerated, except as provided under Sections 5(c), 5(f), 7 and 8 below.

     (b) The method for determining the option price per share of common stock of the Company payable pursuant to Options issued hereunder shall be fixed by the Committee on the Grant Date. The option price will be the higher of:

          (i) with respect to purchase Options over the common stock of the Company, the higher of either 80% of the average quotation price of such common stock during the 20 days of quotation immediately preceding the Effective Grant Date or 80% of the average purchase price paid for such common stock by the Company;

          (ii) with respect to subscription Options over the common stock of the Company, 80% of the average quotation price of such common stock during the 20 days of quotation immediately preceding the Effective Grant Date; and

          (iii) 100% of the fair market value of a share of common stock of the Company on the Grant Date.

5.  Exercise of an Option.

     (a) Notwithstanding Section 7.5(c) of the U.S. Plan to the contrary, upon exercise of an Option, payment of the full option price and any required withholding tax or social insurance charges shall be paid either by check or credit transfer exclusive of any other method of payment. The Optionee may also give irrevocable instructions to a stockbroker to properly deliver the option price to the Company.

     (b) Optionees may not exercise any Options prior to the fourth anniversary of the Effective Grant Date, or if shorter, the period specified for favorable tax treatment and exemption from social insurance charges pursuant to French law. In the case of termination of employment due to death or termination of employment due to Disability, this period does not have to be met to receive favorable tax treatment and exemption from social insurance charges (see 5(c) and (d) below).

     (c) If an Optionee incurs a termination of employment by reason of death, the unvested portion of any outstanding Option held by such Optionee shall thereafter be immediately vested and exercisable in full under the conditions set forth by Section 7 of the French Plan.

     (d) If an Optionee incurs a termination of employment by reason of Disability, any Option held by such Optionee shall thereafter become fully vested and exercisable upon such termination. If the Optionee's Disability otherwise meets the definition of disability found in
Section 91-ter of Exhibit II to the French Tax Code and as construed by the French Tax Circulars and subject to the fulfillment of related conditions, any Option held by such Optionee will benefit from the favorable tax treatment for qualified options.

     (e) In the event of death prior to the expiration of the Option period following termination of employment, vested Options generally may be exercised only during the six-month period following the Optionee's death.

     (f) In the event of a reorganization of the Company within the meaning of Section 8 of the French Plan, the Committee may, in its discretion, authorize the immediate vesting and exercise of Options before the date on which any such reorganization becomes effective.

6. Changes in Capitalization. In compliance with French law, the option price shall not be modified during the Option's duration. Adjustments to the option price or number of shares subject to an Option issued hereunder shall be made to preclude the dilution or enlargement of benefits under such Option only in the case of one or more of the following transactions by the Company:

     (a) an issuance of new shares for cash consideration reserved to the Company's existing shareholders;

     (b) an issuance of convertible or exchangeable bonds reserved to the Company's existing shareholders;

     (c)  a capitalization of retained earnings, profits or issuance premiums;

     (d)  a distribution of reserves by payment in cash or shares;

     (e)  a cancellation of shares in order to absorb losses; and

     (f) a repurchase of shares at a price higher than the stock quotation price in the open market.

     However, even upon occurrence of one or more of these events, no adjustment as to the kind of securities to be granted to Optionees shall be made, i.e., under the French Plan only common shares of the Company shall be granted that are neither convertible nor exchangeable into other securities or into cash.

7. Death. If an Optionee incurs a Termination of Employment by reason of death, any Options held by such Optionee may thereafter (for the six-month period following the death) be exercised in full by the Optionee's designated beneficiary or, if none, the legal representative of the estate or by the legatee of the Option under the Optionee's last will. Any Option which remains unexercised shall expire six months following the date of the Optionee's death.

8. Reorganization. In the event that a significant decrease in the value of Options granted to Optionees occurs or is likely to occur as a result of a Change of Control of the Company, or a liquidation, reorganization, merger, consolidation or amalgamation with another company in which the Company is not the surviving company, the Committee may, in its discretion, authorize the immediate vesting and exercise of Options before the date on which any such Change of Control, liquidation, reorganization, merger, consolidation, or amalgamation becomes effective. If this occurs and the Optionee sells the Company shares acquired through exercise of Options on or after the fourth anniversary of the Effective Grant Date, the Options may not receive favorable tax treatment and exemption from social insurance charges pursuant to French law.

9. Terms of Stock Options. Options granted pursuant to the French Plan will expire not later than nine and one-half years after the Effective Grant Date.

10. Non-transferability of Options. Notwithstanding any provision in the U.S. Plan to the contrary and except in the case of death, Options cannot be transferred to any third party and Options are only exercisable by the Optionee during the lifetime of the Optionee, except upon death of the Optionee under the circumstances described in Section 7 above.

11. Interpretation. It is intended that Options granted under the French Plan shall qualify for the favorable tax treatment and exemption from social insurance charges applicable to stock options granted under Sections L 225-177 to L 225-186 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration. The terms of the French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social insurance laws, as well as the French tax and social security administrations.

12. Employment Rights. The adoption of this French Plan shall not confer upon the Optionees, or any employees of the Subsidiary, any employment rights and shall not be construed as a part of any employment contracts that the Subsidiary has with its employees.

13. Amendments. Subject to the terms of the U.S. Plan, the Committee reserves the right to amend or terminate the French Plan at any time.

14.   Adoption.  The French Plan was adopted on August 26, 2002.

Exhibit M
Australian Addendum
For Grants On or After August 26, 2002


1.   Purpose
     This Addendum (the "Australian Addendum") to Eastman Kodak Company's Stock Option Plan ("Plan") is hereby adopted to set forth certain rules which, together with the provisions of the U.S. Plan which are not modified hereby, shall govern the operation of the Plan with respect to Australian-resident employees of Kodak. The Plan is intended to comply with the provisions of the Corporations Act 2001, ASIC Policy Statement 49 and Class Order 00/220 issued pursuant to that Policy Statement (as amended by ASIC Class Order 01/152).

2.   Definitions
     Except as set forth below, apitalized terms used herein shall have the meaning ascribed to them in the U.S. Plan. In the event of any conflict between these provisions and the U.S. Plan, these provisions shall prevail.

     For the purposes of this Australian Addendum:

     "ASIC" means the Australian Securities and Investments Commission;

     "Australian Subsidiary" means the subsidiaries listed on the attached schedule;

     "Company" means Eastman Kodak Company;

     "Kodak" means Eastman Kodak Company;

     "Plan" means collectively the U.S. Plan and the Australian
     Addendum; and

     "U.S. Plan" means the Kodak Stock Option Plan.

3.   Form of Awards
     Only shares of common stock and options to acquire shares of common stock shall be awarded to Australian-resident employees under the Plan.

4.   Employees
     The offer under the Plan must be extended only to offerees who at the time of the offer are full or part-time employees or directors of an Australian Subsidiary.

5.   No contribution plan or trust
     The offer under the Plan must not involve a contribution plan or any offer, issue or sale being made through a trust.

6.   The offer
     The offer document issued to Australian Offerees in relation to the Plan must contain or be accompanied by the following:

     (a)  a summary or a copy of the Plan;
     (b) if a summary of the Plan, an undertaking that during the period in which shares may be issued the Company will, within a reasonable period of an eligible employee so requesting, provide the employee without charge with a copy of the Plan;
     (c) the Australian dollar or Australian dollar equivalent of the Purchase Price of the common stock were the Purchase Price formula applied as at the date of the offer or invitation;
     (d) an undertaking, and an explanation of the way in which, the Company will during any offering period, within a reasonable period of an eligible employee so requesting, make available to the employee: (i) the Australian dollar equivalent of the current market price of shares in the same class as the shares of common stock offered under the Plan; and (ii) the information referred to in Paragraph (c) above updated to that date. The current market price of a share of common stock shall be taken as the price published by the principal exchange on which the share is quoted as the final price for the previous day on which the share was traded on the stock market of that exchange; and
     (e) For the purposes of paragraphs (c) and (d) above, the Australian dollar equivalent of a price will be calculated by reference to the U.S. dollar sell rate published by an Australian bank on the preceding business day.

7.   Option Price
     The Offer Document must specify the Australian dollar equivalent of the Option Exercise Price were the Option Exercise Price formula applied at the date of the offer. For the purposes of calculating the market price of shares of common stock in Australian dollars, the Australian/U.S. exchange rate which shall be used shall be the US dollar sell rate published by an Australian Bank on the preceding business day.

8.   Australian dollar equivalent
     During the offer period the Company must, within a reasonable time of an offeree so requesting, provide an offeree with the Australian dollar equivalent of the market price of the Company's Common Stock at the time of the request and the Australian dollar equivalent of the Option Exercise Price at the time of the request.

9.   Loan or financial assistance
     If the Company offers an offeree any loan or other financial assistance for the purpose of acquiring shares to which the offer relates, the Offer Document must disclose the conditions, obligations and risks associated with such loan or financial assistance.

10.  Restriction on Capital Raising: 5% limit
     In the case of an offer or invitation of unissued shares of common stock or options for issue, the number of shares of common stock subject to the offer or to be received on exercise of an option when aggregated with the further number of shares calculated as below must not exceed 5% of the total number of issued shares in that class of Kodak as at the time of the offer.

     In calculating the number of shares, the following must be counted:

     (a) the number of shares of common stock in the same class which would be issued were each outstanding offer or invitation or option to acquire unissued shares of common stock, being an offer or invitation made or option acquired pursuant to an employee share scheme extended only to employees (including directors) of Kodak and its associated bodies corporate, to be accepted or exercised (as the case may be); and
     (b) the number of shares of common stock in the same class issued during the previous five years pursuant to the employee share scheme or any other employee share scheme extended only to employees (including directors) of Kodak and its associated bodies corporate;

    In calculating the number of shares for the purposes of this clause 10, disregard any offer made, or option acquired or share issued by way or as a result of:
     (a) an offer to a person situated at the time of receipt of the offer outside Australia; or

     (b) an offer that was an excluded offer or invitation within the meaning of the Corporations Law as it stood prior to 13 March 2000; or

     (c) an offer that did not need disclosure to investors because of section 708 of the Corporations Act.

11.  Lodgment of Offer Document with the ASIC
     No later than seven days after offers are made to Australian offerees, the offer document and copies of all accompanying documents provided to employees shall be provided to the ASIC.

12.  Compliance with undertakings
     The Company or an Australian Subsidiary must comply with any undertaking required to be made in the Offer Document, such as the undertaking to provide pricing information on request.

Schedule of Australian Subsidiaries


Kodak (Australasia) Pty. Ltd. ACN 004 057 621
Klikk Pty. Ltd. ACN 009 178 250
HPAL Limited ACN 087 783 060

Exhibit N

EASTMAN KODAK COMPANY

KODAK STOCK OPTION PLAN

(as amended on January 25, 2002)

UNITED KINGDOM SUB-PLAN

(GLOBAL AWARDS)



Pursuant to the authority granted to the Executive Compensation and Development Committee ("Committee") of the Board of Directors of the Eastman Kodak Company ("Kodak") under Article 4.2 of the Kodak Stock Option Plan ("Plan"), the Committee has adopted these United Kingdom Sub-Plan Rules ("Rules") for the purpose of granting stock options to Employees of the participating companies, as defined in paragraph 2). Unless the context requires otherwise, all terms used in these Rules have the same meaning as in the Plan. Except to the extent modified by these Rules, the provisions of the Plan shall apply. The Plan and these Rules taken together shall comprise the share option scheme for United Kingdom employees ("Scheme"). References in these Rules to "Schedule 9" means Schedule 9 to the Income and Corporation Taxes Act of 1988 ("ICTA l988").

 l) Stock to be issued pursuant to the exercise of options granted under this Scheme, shall be common stock of Kodak and is part of the ordinary share capital of Kodak, as defined in Section 832(1) ICTA 1988. The common stock of Kodak is quoted on a recognized stock exchange as defined in
     Section 841(1) ICTA l988.

 2) The companies participating in this Scheme, are Kodak and companies presently controlled by Kodak within the meaning of Section 840 ICTA l988 and no others. Kodak and any company which is now or may hereafter become so controlled by Kodak shall be a participating company upon notification to the Board of Inland Revenue.

 3) The stock to be acquired upon the exercise of a stock option will:

     (a)  be fully paid up:
     (b)  not be redeemable; and
     (c) not be subject to any restrictions, other than restrictions which attach to all shares of stock of the same class.

 4) Options may be granted under this Scheme only to Employees. For the purposes of this Scheme "Employee" shall mean any employee (other than one who is a director) of Kodak or a participating company (as defined in paragraph 2), or any full-time director of Kodak or a participating company who is required to devote not less than 25 hours per week (exclusive of meal breaks) to his office or employment and
     Article 3.1 of the Plan shall be construed accordingly.

 5) No option will be granted to an Employee under this Scheme, or where an option has previously been granted, no option shall be exercised by an optionee under this Scheme, if at that time he has, or if at any time within the preceding twelve months has had, a material interest in a close company within the meaning of Chapter I of Part XI of ICTA l988, as described in Paragraph 8 of Schedule 9.

 6) Kodak is the grantor of the share options defined in Paragraph 1(1) of Schedule 9.

 7) Any option granted to any Employee under the Scheme shall be limited and take effect so that the aggregate market value (determined at the time prescribed by paragraph 28(3) of Schedule 9) of the shares which such optionee may acquire through the exercise of options granted under this Scheme or under any other scheme not being a savings related Share Option Scheme approved under Schedule 9 and established by Kodak or any associated company (as defined in Section 4l6
     ICTA l988), excluding exercised options, shall not exceed or further exceed o30,000 or such other limit as may be permitted from time to time by paragraph 28(1) of Schedule 9 or, if less, the limit contained in Article
     6.1 of the Plan ("market value" shall have the same meaning as fair market value as defined in Paragraph 14 of the Scheme).

 8) For the purposes of construing the Plan in the context of this Scheme,

       (i) all references to Stock Appreciation Rights (SARs) shall be omitted and, accordingly, Article 8 of the Plan shall not be part of this Scheme;

      (ii) all references to additional terms, conditions, restrictions, limitations, modifications or amendments as described in Articles 2.3, 5.1, 7.7, 10.4, 10.6 or 13.4 of the Plan ("variations"), shall not be part of this Scheme except that the Committee may establish such variations provided that such variations are subject to the prior approval of the Board of Inland Revenue; and

      (iii) all references to the effect of Change in Ownership and Change in Control (both as defined in the Plan) on stock options shall not be part of this Scheme and, accordingly, Articles 11 and 12 of the Plan shall not be part of this Scheme.

 9) An option shall not be transferable or assignable and any provisions to the contrary in the Plan shall not be part of this Scheme.

10) Upon exercise of an option under this Scheme, payment shall be made in full with cash (directly or under any broker-assisted programme which may be available on exercise). The other form of payment identified in
     Article 7.5 (C)(ii) of the Plan shall not apply.

11) An option will not be subject to the provisions of this Scheme unless the Committee specifies in the Award Notice that the option is granted subject to the provisions of this Scheme.

12) Notwithstanding Article 13.7 of the Plan, no amendment to these Rules will be implemented or have effect prior to the approval of such amendment by the Board of Inland Revenue.

13) Any alteration or amendment to the Plan will not be deemed to affect the Scheme until or unless it has been approved by the Board of Inland Revenue. In the event such approval is sought, Kodak will provide details of the alteration or amendment to the Inland Revenue without delay.

14) For purposes of the Scheme the exercise price of options granted under this Scheme shall not be less than the fair market value of Kodak common stock on the date of grant of the option. The fair market value shall have the meaning as ascribed in Article 2.17 of the Plan converted to sterling at a rate agreed with the Board of Inland Revenue.

15) Certificates for shares issued pursuant to the exercise of options granted under this Scheme shall be issued within 30 days of such exercise.

16) Adjustments made in accordance with Article 6.2 of the Plan will only be applied to options granted under this Scheme if they are permitted adjustments under Paragraph 29 of Schedule 9 and such adjustments are also subject to prior approval by the Board of Inland Revenue.

17) For the purposes of construing Article 9 of the Plan, the following shall apply to the Scheme:-

     (a) Termination prior to the second anniversary of grant;
     Effective from the optionee's termination of employment all such options will be forfeited regardless of the reason for such termination.

     (b) Termination on or after the second anniversary of grant;
     Effective from the optionee's termination of employment for Cause (as defined in Article 2.5 of the Plan) all such options will be forfeited. In other cases:-

          (i) where such termination is due to Disability or Retirement (as defined in Articles 2.14 and 2.26 of the Plan) such options shall remain exercisable on the original terms of grant unless forfeited sooner in accordance with another provision of the Plan.

          (ii) where such termination is voluntary or is due to Layoff (as defined in Article 2.21 of the Plan), due to the divestment of the employing company, part of company or business, or due to any other reason such options shall remain exercisable until the sixtieth day (60) following such termination and, to the extent not exercised, shall be forfeited on such sixtieth day unless forfeited sooner in accordance with another provision of the Plan.

     (c) The Cash Out provisions contained in Articles 9.4 and 9.5 of the Plan shall not apply to this Scheme.

     (d) For the avoidance of doubt, outstanding options will be forfeited on the date of the optionee's death.

18) Employees will have no rights to compensation or damages in consequence of the termination of employment with Kodak or any participating company for any reason, and whether or not in breach of contract, insofar as related to rights under the Scheme and an individual who participates therein shall waive all and any such rights insofar as those rights arise or may arise from any such cessation of employment including any entitlement to exercise any Option under the Scheme or from any diminution in value of such rights or entitlement to exercise any such Option.